Exhibit 99.4


                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

             Check this box if no longer subject to Section 16: [ ]

  Name and Address:                               Charles Heilbronn
                                                  9 West 57th Street
                                                  Suite 4605
                                                  New York, NY 10019

  Issuer and Ticker Symbol:                       RedEnvelope, Inc. [REDE]

  Date of Earliest Transaction:                   8/5/04

  Relationship to Issuer:                         Director (1)

  Designated Filer:                               Moussenvelope, L.L.C.

  TABLE I INFORMATION
  Title of Security:                              Common Stock
  Transaction Date:                               8/5/04
  Transaction Code:                               P
  Securities Acquired:                            13,450
  Acquired or Disposed:                           A
  Price:                                          $7.60
  Amount Beneficially Owned after Transaction:    820,517
  Ownership Form:                                 I (1)


  Signature:                                      /s/ Charles Heilbronn
                                                  ----------------------------
                                                  Charles Heilbronn